Exhibit 99.1

FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT made as of the 27th day of June, 2005, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the “Employer”), and RICHARD J. FREER, PH.D. (the “Executive”).

WHEREAS, the Employer and the Executive previously entered into an Employment Agreement, dated as of June 25, 1997 (the “Initial Agreement”);

WHEREAS, the Employer and the Executive previously entered into an Executive Severance Agreement, dated as of June 25, 1997 (the “Severance Agreement”); and

WHEREAS, the Employer and the Executive wish to (a) amend and restate the Initial Agreement and (b) terminate the Severance Agreement in accordance with their terms.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Employer and the Executive hereby amend and restate the Initial Agreement and terminate the Severance Agreement as follows:

1. Employment. The Employer agrees to employ the Executive and the Executive agrees to enter into the employ of the Employer on the terms and conditions hereinafter set forth.

2. Capacity. The Executive shall serve the Employer as Chairman of the Board and Chief Operating Officer with such powers and duties as may be prescribed from time to time by the Employer’s Board of Directors, and shall serve the Employer in such other or additional offices in which he may be requested to serve, subject in every case to his election by the Board of Directors of the Employer. The Executive shall continue to serve as a director of the Employer, subject to continued nomination by the Nominating Committee of the Employer’s Board of Directors and ratification by the Employer’s shareholders in accordance with federal law and continued listing requirements of the Nasdaq Stock Market or any other exchange or quotation system upon which the Employer’s common stock is traded.

3. Effective Date and Term. The commencement date of this Agreement shall be as of June 27, 2005 (the “Commencement Date”). Subject to the provisions of Section 6, the term of the Executive’s employment hereunder shall be December 31, 2009. The last day of such term is herein sometimes referred to as the “Expiration Date.”

4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

(a) Salary. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a total salary that shall not be less than $205,000 per year with any amount above such minimum level to be determined by the Employer’s Board of Directors in its sole and absolute discretion. The Executive’s salary shall be payable in periodic installments in accordance with the Employer’s usual practice for its senior executives. The Employer’s Board of Directors shall review the Executive’s salary in June of each year to determine whether any upward adjustment should be made to the Executive’s salary.

(b) Incentive Stock Option Grant. On January 1, 2007, the Employer shall grant the Executive stock options to purchase 30,000 shares of the Employer’s common stock. Each such option shall have a ten year term. The strike price of options to purchase 10,000 shares of the Employer’s common stock shall have a strike price of $6.00 per share. The strike price of options to purchase 20,000 shares of the Employer’s common stock shall have a strike price of $4.35 per share.

(c) Annual Cash Bonus. No later than January 31st of each calendar year during the term hereof, the Employer’s Board of Directors shall set a minimum annual financial threshold (the “Minimum Threshold”) and a maximum annual financial threshold (the “Maximum Threshold”) by which to judge the performance of the Executive for the upcoming year. In addition, no later than January 31st of each calendar year during the term hereof, the Employer’s Board of Directors shall set a maximum cash bonus that may be allocated to the Executive for such calendar year; provided, however, that such maximum cash bonus (the “Maximum Cash Bonus”) shall not be less than $25,000 per calendar year. To the extent the Employer’s financial performance for any calendar year meets the Minimum Threshold, the Employer shall pay the Executive fifty percent (50%) of the Maximum Cash Bonus. To the extent the Employer’s financial performance for any calendar year meets or exceeds the Maximum Threshold, the Employer shall pay the Executive one hundred percent (100%) of the Maximum Cash Bonus. To the extent the Employer’s financial performance for any calendar year falls between the Minimum Threshold and the Maximum Threshold, the Employer shall pay the Executive a bonus calculated as follows:

A + (A * B) = C

Where:

A =	50% of the Executive’s Maximum Cash Bonus;

B =	The amount calculated by dividing (i) the amount equal to the Maximum Threshold less the Employer’s actual financial performance on the factors selected by the Board of Directors for a given calendar year by (ii) the Maximum Threshold less the Minimum Threshold; and

C =	The annual cash bonus due the Executive for a given calendar year.

The Employer shall pay the annual cash bonus, if any, to the Executive within ninety (90) days following the completion of the Employer’s fiscal year end.

(d) 2005 Annual Cash Bonus Calculation. For 2005, the Employer’s Board of Directors has determined that (i) the Minimum Threshold shall be met if the Employer generates $1,000,000 in earnings before interest, taxes, depreciation and amortization, as determined by the

Employer’s accountants in accordance with generally accepted accounting principles (“EBITDA”); (ii) the Maximum Threshold shall be met if the Employer generates $1,750,000 in EBITDA and (iii) the Executive’s Maximum Cash Bonus shall be $25,000.

(e) Annual Incentive Stock Options/Restricted Stock Bonus. In addition to the cash bonus referenced above, during the term of this Agreement, the Executive is also eligible to receive additional annual bonuses in the form of incentive stock options (“ISOs”) and/or restricted shares of the Employer’s common stock (“Restricted Shares”) from the Employer’s incentive stock plans. To the extent the Employee is ineligible to receive such securities in a particular year as a result of the provisions of the Employer’s stock incentive plans, the Employer shall defer the grant of such security to the next fiscal year in which the Employer is eligible to participate.

(f) 2005 Incentive Stock Options/Restricted Stock Bonus. For 2005, the Employer’s Board of Directors has determined that the Executive shall be eligible to receive ISOs to purchase up to 10,000 shares of the Employee’s common stock and up to 5,000 Restricted Shares. The exact amount awarded shall be calculated as follows:

(i) 2005 Incentive Stock Options. To the extent the Employer’s financial performance for 2005 meets the Minimum Threshold, the Employer shall grant to the Executive ISOs to purchase up to 5,000 shares of the Employer’s common stock. To the extent the Employer’s financial performance for 2005 meets or exceeds the Maximum Threshold, the Employer shall grant to the Executive ISOs to purchase up to an aggregate of 10,000 shares of the Employer’s common stock. To the extent the Employer’s financial performance for 2005 falls between the Minimum Threshold and the Maximum Threshold, the Employer shall grant to the Executive ISOs to purchase the aggregate number of shares of the Employer’s common stock calculated as follows:

5,000 + (5,000 * A) = B

Where:

A =	The amount calculated by dividing (i) the amount equal to the Maximum Threshold less the Employer’s actual financial performance on the factors selected by the Board of Directors for a given calendar year by (ii) the Maximum Threshold less the Minimum Threshold; and

B =	The number of shares of the Employer’s common stock underlying the ISOs to be granted.

The Employer shall grant the ISOs, if any, to the Executive by March 31, 2006. Except as noted in Section 6(f) hereof, one third of the ISOs granted, if any, shall vest on the date that is the first anniversary of the date of grant; one third of the ISOs granted shall vest on the date that is the second anniversary of the date of grant; and one third of the ISOs granted shall vest on the date that is the third anniversary of the date of grant. Each of the ISOs so granted will have a ten year term and a strike price equal to the fair market value of one share of the Employer’s common stock on the date of grant.

(ii) 2005 Restricted Stock. To the extent the Employer’s financial performance for 2005 meets the Minimum Threshold, the Employer shall issue to the Executive 2,500 shares of Restricted Stock. To the extent the Employer’s financial performance for 2005 meets or exceeds the Maximum Threshold, the Employer shall issue to the Executive an aggregate of 5,000 shares of Restricted Stock. To the extent the Employer’s financial performance for 2005 falls between the Minimum Threshold and the Maximum Threshold, the Employer shall issue to the Executive that number of shares of Restricted Stock calculated as follows:

2,500 + (2,500 * A) = B

Where:

A =	The amount calculated by dividing (i) the amount equal to the Maximum Threshold less the Employer’s actual financial performance on the factors selected by the Board of Directors for a given calendar year by (ii) the Maximum Threshold less the Minimum Threshold; and

B =	The number of shares of Restricted Stock to be issued to the Executive.

The Employer shall issue the shares of Restricted Stock, if any, to the Executive by March 31, 2006. The terms of the Restricted Stock shall provide that the Executive shall be unable to transfer such shares until they have vested. Except as noted in Section 6(f) hereof, one third of the Restricted Shares issued, if any, shall vest on the date that is the first anniversary of the date of issuance; one third of the Restricted Shares issued shall vest on the date that is the second anniversary of the date of issuance; and one third of the Restricted Shares issued shall vest on the date that is the third anniversary of the date of issuance. The Executive shall forfeit any unvested shares upon either (i) the termination of the Executive’s employment by the Executive without Good Reason (as such term is defined herein) or (ii) the termination of the Executive’s employment by the Employer for Cause (as such term is defined herein).

(g) Restricted Stock Grant. On the date of this Agreement, the Employer shall issue to the Executive 50,000 Restricted Shares from the Employer’s stock incentive plans. In addition, on January 1, 2006, the Employer shall issue to the Executive 50,000 Restricted Shares from the Employer’s stock incentive plans. All such Restricted Shares shall vest in quarterly installments of 10,000 shares starting on January 1, 2010.

(h) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for senior executives of the Employer. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employer and (iii) the discretion of the Board of Directors of the Employer or any administrative or other committee provided for in or contemplated by such plan.

(i) Business Expenses. The Employer shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employer.

(j) Vacation. The Executive shall be entitled to such number of weeks of vacation per year as shall be provided for in the Employer’s employee handbook as the same shall be modified from time to time, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Employer, which approval shall not be unreasonably withheld.

(k) Performance in Excess of Maximum Threshold. To the extent the Employer’s financial performance exceeds the Maximum Threshold, the Employer’s Board of Directors shall have the option, in its sole and absolute discretion, to implement additional compensation arrangements in consideration of such financial performance.

5. Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Board of Directors of the Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer’s interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that this Section 5 shall not be construed as preventing the Executive from:

(a) investing his assets in a manner not prohibited by Section 8(a) hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

(b) serving on the board of directors of any company, subject to the prohibitions set forth in section 8(a), to the extent that such service does not impair his ability to fulfill his duties and responsibilities under this Agreement; or

(c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

6. Termination and Termination Benefits. Notwithstanding the provisions of Section 3, the Executive’s employment hereunder shall be subject to the following provisions:

(a) Death. In the event of the Executive’s death during the Executive’s employment hereunder,

(i) The Executive’s employment shall terminate on the date of his death; provided, however, that the Employer shall continue to pay an amount equal to the

Executive’s salary to the Executive’s beneficiary designated in writing to the Employer prior to his death (or to his estate, if he fails to make such designation) for a period of one month after the date of the Executive’s death, at the salary rate in effect on the date of his death, said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died.

(ii) The Employer shall also pay to the Executive’s beneficiary or estate the bonus solely with respect to that portion of the Employer’s fiscal year completed on or before the date of death.

(iii) The Restricted Shares granted pursuant to this Agreement shall vest immediately.

(b) Termination by the Employer for Cause. The Executive’s employment hereunder may be terminated without further liability on the part of the Employer effective immediately by a two-thirds vote of the Board of Directors of the Employer for Cause by written notice to the Executive setting forth in reasonable detail the nature of such Cause. Only the following shall constitute “Cause” for such termination:

(i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Employer or any subsidiary or affiliate thereof;

(ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Employer or any subsidiary or affiliate thereof;

(iii) any material breach by the Executive of a material term of this Agreement, including without limitation material failure to perform a substantial portion of his duties and responsibilities hereunder; or

(iv) deliberate dishonesty of the Executive with respect to the Employer or any subsidiary or affiliate thereof.

(c) Termination by the Executive. The Executive may terminate his employment hereunder with or without Good Reason (as defined below) and he shall not be required to render any further services to the Employer. In the event of termination with Good Reason, the Executive shall give written notice of the event or circumstances constituting Good Reason to the Board of Directors of the Employer. If such event or circumstances shall remain unremedied for a period of 30 days after receipt of such notice by the Board of Directors, the Executive may then terminate his employment hereunder for Good Reason by written notice effective immediately. In the event of termination for Good Reason, the Executive shall be entitled to the benefits specified in Section 6(e). Upon termination of employment by the Executive without Good Reason, the Executive shall be entitled to no further compensation or benefits under this Agreement. “Good Reason” shall be the material breach by the Employer of any material provision of this Agreement.

(d) Termination by the Employer Without Cause. The Executive’s employment with the Employer may be terminated without Cause by a two-thirds vote of the Board of Directors of the Employer effective immediately by written notice to the Executive.

(e) Certain Termination Benefits. Except as expressly provided in this Section 6(e), or in Section 6(a) with respect to death, Section 6(f) with respect to a Change-of-Control, Section 7 with respect to disability, or as may be required by applicable law, the Executive shall not be entitled to any benefits in connection with the termination of this Agreement. In the event of termination by the Employer without Cause pursuant to Section 6(b) or by the Executive with Good Reason pursuant to Section 6(c), the Executive shall be entitled to the following benefits:

(i) Within 30 days of termination, the Employer shall pay the Executive a lump sum equal to the aggregate amount of salary due to the Executive until the Termination Date.

(ii) For the period subsequent to the date of termination until the Expiration Date, the continue to receive medical, dental and life insurance benefits pursuant to plans made available by the Employer to its employees at the expense of the Employer to substantially the same extent the Executive received such benefits on the date of termination (it being acknowledged that the post-termination plans may be different from the plans in effect on the date of termination). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the Employer, and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Employer.

(iii) If, in spite of the provisions of Section 6(e)(ii) above, benefits or service credits under any medical, dental or life insurance plan shall not be payable or provided under any such plan to the Executive, or to the Executive’s dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Employer, the Employer shall pay or provide for payment of equivalent benefits, taking into account service credits for such benefits to the Executive, or to the Executive’s dependents, beneficiaries or estate.

(iv) The Employer’s obligation to provide the Executive with medical or dental insurance pursuant to subsections 6(e)(ii) and 6(e)(iii) hereof shall terminate with respect to each particular type of insurance in the event the Executive becomes employed and has made available to him in connection with such employment at the expense of the employer that particular type of insurance, so long as such insurance is substantially similar to the insurance provided by the Employer.

(v) In the event the Executive becomes employed and has made available to him in connection with such employment at the expense of the employer life insurance which is substantially similar to the life insurance provided by the Employer pursuant to Subsections 6(e)(ii) and 6(e)(iii) hereof, the Employer shall be required to provide the Executive with life insurance pursuant to such subsections only in an amount equal to the excess, if any, of the amount of life insurance which would be provided by the Employer pursuant to such subsections if the Executive had not been provided with life insurance in connection with his new employment over the amount of life insurance provided by the Executive’s new employer.

(f) Change-of-Control Termination Benefits. To the extent a Change-of-Control occurs during the term of this Agreement, the Executive, at his sole option, may deem such Change-of-Control to be a termination of his employment by the Employer without Cause. Consequently, he shall be entitled to receive the termination benefits referenced in Section 6(e) hereof. In addition, upon a Change-of-Control all unvested options and Restricted Shares granted pursuant to this Agreement shall immediately vest. For the purposes of this Agreement, the term “Change-of-Control” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Employer is then subject to such reporting requirement; provided, that, without limitation, such a change of control shall be deemed to have occurred if:

(i) subsequent to the date hereof, any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Employer or its affiliates) representing in excess of fifty percent (50%) or more of the voting power of the Employer’s then outstanding voting securities; provided however, that for purposes of this Agreement, the term “Person” shall not include (A) the Employer, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Employer, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of stock of the Employer; and provided, further, that for purposes of this subsection (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined below);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Employer) whose appointment or election by the Board of Directors or nomination for election by the Employer’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously approved or recommended;

(iii) there is consummated a merger or consolidation of the Employer with any other corporation, other than a merger or consolidation (an “Excluded Transaction”) which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of the Employer approve a plan of complete liquidation of the Employer, or there is consummated the sale or other disposition of all or substantially all of the Employer’s assets; or

(iv) the Employer ceases to have a class of equity securities registered pursuant to the Securities and Exchange Act of 1934, as amended.

(g) Litigation and Regulatory Cooperation. During the term of this Agreement and the period in which the Executive is subject to the obligations in Section 8, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. The Executive shall also cooperate fully with the Employer in connection with any examination or review of any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Executive was employed by the Employer. If such cooperation is required after the Executive ceases to receive cash compensation from the Employer under Section 4 or Section 6, the Employer shall pay the Executive for such cooperation a fee of one hundred dollars ($100.00) per hour, payable monthly in arrears, and will reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection therewith.

7. Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, which disability lasts for an uninterrupted period of at least 90 days or a total of at least 180 days in any calendar year (as determined by the opinion of an independent physician selected by the Board of Directors of the Employer), the Employer, acting through its Board of Directors, may designate another executive to act in his place during the period of such disability. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until he becomes eligible for disability income under the Employer’s disability income plan. While receiving disability income payments under such plan, the Executive shall receive the difference between such payments and his salary under Section 4(a) (but not any bonus, except as accrued through the date of determination of disability) and shall continue to participate in the Employer’s benefit plans and to receive other benefits as specified in Section 4 until the Expiration Date.

8. Noncompetition and Confidential Information.

(a) Noncompetition. During a period of three years following the date of termination of the Executive’s employment with the Employer (x) by the Employer for Cause pursuant to Section 6(b) hereof, or (y) by the Executive in the event that such termination is not for Good Reason pursuant to Section 6(c) hereof, the Executive will not, directly or indirectly, whether individually or as an owner, partner, shareholder, consultant, agent, employee, co-venturer of or to any business the principal purpose of which is to provide analytical services to others, or through any such Person, compete in any state within the United States of America in which the Company conducts business as of the date of termination, with the Employer’s business of providing analytical services to the biotechnology, pharmaceutical and agricultural industries or any other business conducted by the Employer during the period of his employment hereunder, nor will he attempt to hire any employee of the Employer, assist in or recommend such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Employer, or solicit or encourage any customer of the Employer to terminate its relationship with the Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Employer. This Section 8 shall not preclude the Executive from owning not more than 5% of the outstanding stock of any company that has securities registered under Section 12 of the Exchange Act.

(b) Confidential Information. The Executive agrees and acknowledges that, by reason of his employment by and service to the Employer, he has had and will have access to confidential information of the Employer (and its affiliates, vendors, customers, and others having business dealings with it) including, without limitation, information and knowledge pertaining to products and services, sales and profit figures, customer and client lists and information related to relationships between the Employer and its affiliates, customers, vendors, and others having business dealings with it (collectively, the “Confidential Information”). The Executive acknowledges that the Confidential Information is a valuable and unique asset of the Employer (and its affiliates, vendors, customers, and others having business dealings with it) and covenants that, both during and after the term of his employment by the Employer, he will not disclose any Confidential Information to any person or use any Confidential Information (except as his duties as an employee of the Employer may require) without the prior written authorization of the Board of Directors of the Employer. The Executive further agrees that all files, computer programs and files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible material containing Confidential Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Employer to be used by the Executive only in the performance of his duties for the Employer. All such records or copies thereof and all tangible property of the Employer in the custody or possession of the Executive shall be delivered to the Employer, upon the earlier of (i) a request by the Employer or (ii) termination of the Executive’s employment. After such delivery, the Executive shall not retain any such records or copies thereof or any such tangible property. The obligation of confidentiality imposed by this Section shall not apply to information that is required by law, regulation or judicial or governmental authorities to be disclosed or that otherwise becomes part of the public domain by means not involving a breach of a convenant of confidentiality owed to the Employer.

(c) Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of provisions of Section 8 hereof (collectively, the “Restrictive Covenants”), the Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity:

(i) The Executive recognizes and agrees that the violation of the Restrictive Covenants may not be reasonably or adequately compensated in damages and that, in addition to any other relief to which the Employer may be entitled by reason of such violation, it shall also be entitled to permanent and temporary injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Without limiting the generality of the foregoing, the Executive specifically acknowledges that showing by the Employer of any breach of any provision of any Restrictive Covenant shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Employer to interim and permanent injunctive relief against the Executive with respect to such breach. If any dispute arises with respect to this Section 8, without limiting in any way any other rights or remedies to which the Employer may be entitled, the Executive agrees that the Restrictive Covenants shall be enforceable by a decree of specific performance.

(ii) The Employer shall have the right and remedy to require the Executive to account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by the Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay overall such Benefits to the Employer.

(d) Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, or any of the other provisions of this Section 8 is held by a court of competent jurisdiction or any other governmental authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants or such other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Employer to the fullest extent permitted by applicable law, the benefits intended by such provisions.

(e) Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants and the other provision of this Section 8 upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants or other provisions, as the case may be. If the courts of any one or more of such jurisdictions hold the Restrictive covenants or other provisions, as the case may be, wholly invalid or unenforceable by reason of the breadth or scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Employer’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant or other provisions, as the case may be, as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(f) Definition and Survival. For purposes of this Section 8 only, the term “Employer” shall mean Commonwealth Biotechnologies, Inc. and any of its subsidiaries and affiliates. All provisions of this Section 8 shall survive termination of this Agreement.

9. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

10. Withholding. All payments made by the Employer under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

11. Arbitration of Disputes. Any controversy or claim arising out of or relating to the employment relationship between the Executive and the Employer, this Agreement or any breach thereof, other than a controversy or claim relating to Section 8 of this Agreement, shall be settled by arbitration in accordance with the laws of the Commonwealth of Virginia by three arbitrators, one of whom shall be appointed by the Employer, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Richmond. Such arbitration shall be conducted in the City of Richmond in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The party against whom the arbitrators shall render an award shall pay the other party’s reasonable attorneys’ fees and other reasonable costs and expenses in connection with the enforcement of its rights under this Agreement (including the enforcement of any arbitration award in court), unless and to the extent the arbitrators shall determine that under the circumstances recovery by the prevailing party of all or a part of any such fees and costs and expenses would be unjust.

12. Assignment; Successors and Assigns, etc. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive’s death prior to the completion by the Employer of all payments due him under this Agreement, the Employer shall continue such payments to the Executive’s beneficiary designated in writing to the Employer prior to his death (or to his estate, if he fails to make such designation).

13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notices. Any notices, request, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors.

16. Entire Agreement; Amendment. This Agreement may be amended or modified only by a written instrument approved by each of the Board of Directors of the Employer and the Compensation Committee thereof, signed by the Executive and by a duly authorized representative of the Employer who is the Chairman of the Board or President or an Executive Vice President of the Employer and who is not the Executive. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

17. Executive Severance Agreement. The Employer and the Executive hereby terminate the Severance Agreement in accordance with its terms.

18. Governing Law. This is a Virginia contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia, without giving effect to the choice of law principles of any state.

19. Legal Counsel. This Agreement has been prepared by Kaufman & Canoles, as counsel to the Company, after full disclosure of its representation of the Company and with the consent of the Executive. The Executive has reviewed the contents of this Agreement and fully understands its terms. The Executive acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Company, that Kaufman & Canoles, has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. The Executive further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

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IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first above written.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Title:	President and Chief Executive Officer
Date:	June 27, 2005

/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.

Address:	601 Biotech Drive
Richmond, Virginia 23235
Date:	June 27, 2005